SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

QUINTON CARDIOLOGY SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	94-3300396

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3303 Monte Villa Parkway Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-83272

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, without par value

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

     The description of the common stock being registered set forth under the caption “Description of Our Capital Stock” in the prospectus contained in the registrant’s Registration Statement on Form S-1, File No. 333-83272, as originally filed with the Securities and Exchange Commission on February 22, 2002, or subsequently amended (the “Registration Statement”), is incorporated by reference in response to this item.

Item 2. Exhibits

     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

3.1	Form of Amended and Restated Articles of Incorporation of registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Form of Amended and Restated Bylaws of registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

10.1	Shareholders’ Agreement among W.R. Hambrecht/QIC, LLC, Philips Electronics North America Corporation and W.R. Hambrecht/QIC, Management, LLC dated August 1, 2001 (incorporated by reference to Exhibit 10.13 to the Registration Statement).

10.2	Investors’ Rights Agreement among registrant, W.R. Hambrecht/QIC, LLC and Hewlett-Packard Company dated May 27, 1998 (incorporated by reference to Exhibit 10.14 to the Registration Statement).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

QUINTON CARDIOLOGY SYSTEMS, INC.

/s/ John R. Hinson
John R. Hinson Its President

Dated: April 25, 2002

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Amended and Restated Articles of Incorporation of registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Form of Amended and Restated Bylaws of registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

10.1	Shareholders’ Agreement among W.R. Hambrecht/QIC, LLC, Philips Electronics North America Corporation and W.R. Hambrecht/QIC, Management, LLC dated August 1, 2001 (incorporated by reference to Exhibit 10.13 to the Registration Statement).

10.2	Investors’ Rights Agreement among registrant, W.R. Hambrecht/QIC, LLC and Hewlett-Packard Company dated May 27, 1998 (incorporated by reference to Exhibit 10.14 to the Registration Statement).